EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Finisar Corporation 1999 Stock Option Plan, International Employee Stock Purchase Plan and 1999 Employee Stock Purchase Plan of our reports dated June 3, 2004, with respect to the consolidated financial statements and schedule of Finisar Corporation included in its Annual Report (Form 10-K), as amended, for the year ended April 30, 2004 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
May 16, 2005